EXHIBIT 2.2

                           AMENDMENT OF CERTIFICATE OF
                           INCORPORATION CHANGING NAME
                          FROM GARDEN CONNECTIONS, INC.
                      TO ORGANIC SALES AND MARKETING, INC.

                                                   State of Delaware
                                                   Secretary of State
                                                   Division of Corporations
                                                   Delivered 01:38 PM 04/20/2005
                                                   FILED 01:38 PM 04/20/2005
                                                   SRV 050319172 - 3696163 FILE

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            GARDEN CONNECTIONS, INC.

      Garden Connections, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      FIRST: By unanimous written consent of the directors of Garden Connections, Inc., resolutions were duly adopted setting forth a proposed amendment to the Certification of Incorporation of said corporation, declaring said amendment to be advisable and seeking the approval and adoption of such amendment to the Certificate of Incorporation by Stockholders of the Corporation, pursuant to the Delaware General Corporation Law. The resolution setting forth the proposed amendment is as follows:

      RESOLVED, that Article First to the Certificate of Incorporation of the Corporation be deleted in its entirety and the following added in its place and stead:

      "FIRST: The name of the Corporation is Organic Sales and Marketing, Inc."

      SECOND: That thereafter, by consent of the Stockholders of said Corporation in lieu of meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and shall be effective upon the date and at the time of the filing of this Certificate of Amendment.

      IN WITNESS WHEREOF, said Garden Connections, Inc. has caused this Certificate to be signed by Samuel F. H. Jeffries, its President, and attested to by Len Colt, Director, this ____ day of April, 2005.

                                       GARDEN CONNECTIONS, INC.

                                       By: s:/
                                           -------------------------------------
                                           Samuel F. H. Jeffries, President

ATTEST:

s:/
-------------------
Len Colt, Secretary